                                       AT STORAGE DIMENSIONS:
                                       Gene E. Bowles
                                       Executive Vice President
                                       408-894-1404
                                       Criss Marshall
                                       VP, Corporate Communications
                                       408-894-1401

                                       AT ARTECON:
                                       James Lambert
                                       President and Chief Executive Officer
                                       760-931-5500

                                       AT FRB SAN FRANCISCO:
                                       Hannah Bruce (General Info.)
                                       Catherine Roberts (Inv. Contact)
                                       180 Montgomery Street
                                       San Francisco, CA  94104
                                       415-986-1591

FOR IMMEDIATE RELEASE

         STORAGE DIMENSIONS AND ARTECON ANNOUNCE AGREEMENT TO MERGE--
              COMBINATION CREATES OPEN SYSTEMS STORAGE LEADER FOR
                        PC-LAN AND UNIX NETWORK MARKETS

               STORAGE DIMENSIONS PREVIEWS FOURTH QUARTER RESULTS

Milpitas, CA, December 23, 1997 -- Storage Dimensions, Inc. (Nasdaq: STDM), the
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leading independent vendor of high-availability RAID storage systems for the PC-
LAN market, and Artecon, Inc., a leading independent supplier of enterprise storage solutions for the UNIX market, today announced a definitive merger agreement. The merger will create one of the largest third-party storage companies worldwide serving the combined PC-LAN and UNIX open systems network computing markets.

     The combination of Storage Dimensions and Artecon will enable one company to provide server-independent disk and tape storage solutions enterprisewide, from the smallest PC-server workgroup to the largest UNIX super servers in the data center. The merger is expected to create an open systems storage leader with annual revenues of approximately $170 million based on recent revenue run rates.

     Under the terms of the merger agreement, approximately 12.9 million newly issued shares of Storage Dimensions common stock will be exchanged for all outstanding shares of Artecon common

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STORAGE DIMENSIONS AND ARTECON TO COMBINE CREATING OPEN SYSTEMS STORAGE LEADER,
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stock. In addition, Storage Dimensions will issue preferred stock in exchange for Artecon outstanding preferred stock which is convertible into Storage Dimensions common stock at the option of the Company or the Holder in certain circumstances. The new preferred stock will be convertible at the option of the Holder into no more than 840,000 shares of common stock. As of September 30, 1997, Storage Dimensions had approximately 8.2 million fully diluted shares outstanding. The transaction will be accounted for on a purchase basis and is expected to be accretive to Storage Dimensions earnings in fiscal 1998. Based on the closing price of Storage Dimensions stock of $4.625 on Monday, December 22, the stock to be issued to Artecon shareholders is valued at approximately $60 million. Subject to regulatory approvals and approval of both company's shareholders, the transaction is expected to close by March 31, 1998. Holders of a majority of the voting shares of both companies have already agreed to vote in favor of the merger. There will be a one-time charge against earnings during the quarter in which the deal closes for expenses incurred as a result of the merger.

     "The merger of Storage Dimensions and Artecon represents a unique opportunity to combine two market leaders with a common vision," said David Eeg, president and chief executive officer of Storage Dimensions. "The companies bring complementary products, markets, and customers, with minimal overlap in any of these areas. The combined company should be able to offer a greatly expanded product line both to existing customers in our large, combined customer base and to the market as a whole. This, in turn, should build long-term value for our shareholders."

     "After the merger, we will have over 70 sales people across the United States, as well as a strong international presence," said James Lambert, president and chief executive officer of Artecon. "By leveraging the talents of both organizations, we should be able to offer the broadest line of open systems networking storage solutions available through any source. Customers of the combined company will benefit because they will now have a single-source supplier for their PC-LAN and UNIX disk and tape storage requirements. We will also be able to provide improved product development, as well as enhanced service and support on a worldwide basis to meet our current and future customers' business-critical needs."

     In addition to the competitive advantages that the merger offers in the marketplace, there are synergies and economies of scale that are expected to be achieved by applying the talents, innovations, and achievements of each organization across a larger enterprise.

 .    Storage Dimensions' extensive family of tape backup solutions will be immediately available to support Artecon's product offerings and UNIX customer base.

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STORAGE DIMENSIONS AND ARTECON TO COMBINE CREATING OPEN SYSTEMS STORAGE LEADER,
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 .    Artecon's network-attached storage solutions will now be available to
     Storage Dimensions' customer base.

 .    Artecon's Fibre Channel interface development is expected to be ported to
     Storage Dimensions' products resulting in improved performance and functional benefits.

 .    Storage Dimensions' RAIDScape(TM) storage management software is expected to be expanded to support Artecon's products, embracing the combined Company's comprehensive product line.

 .    Storage Dimensions' RAIDPro(TM) entry-level server storage product for
                             ---
     Windows NT and NetWare is expected to be enhanced to support Sun and SGI environments where a low-end RAID solution does not exist today.

 .    Combining disk drive purchasing into one entity is expected to yield additional disk drive cost reductions.

     James Lambert will assume the role of president and chief executive officer of the combined company. David Eeg will take an active role in working with Lambert to orchestrate a smooth and coordinated combination of the two companies.

STORAGE DIMENSIONS PREVIEWS FOURTH QUARTER RESULTS

     Storage Dimensions expects to post net sales for the fourth quarter ending December 31, 1997 of approximately $16.5 to $17.5 million and a net loss of approximately $0.10 to $0.15 per share. These results compare to third quarter 1997 net sales of $16.9 million and a net loss of $.11 per share. Storage Dimensions expects to announce final fourth quarter results in January, 1998.

     As previously reported, Storage Dimensions' third quarter results were negatively impacted by sales force productivity issues. These issues have continued to affect overall corporate performance in the fourth quarter.

     "The merger of Storage Dimensions and Artecon will address the number one priority of our organization today -- building a strong, productive sales organization," said Eeg. "With this merger, we will have a sales force of over 70 people, along with a much stronger international presence. The products offered by Storage Dimensions and Artecon are complementary. This opens up new opportunities to sell additional products to each company's existing customer base, which should have a significant impact on future sales."

     "We are confident that the combination of Storage Dimensions and Artecon should create a strong leader in the open systems network computing market. Not only will we have the broadest product line with a strong, worldwide sales force, our critical mass should also drive down costs in

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manufacturing, raw materials, and operations. The combined company will be well positioned for growth in both the PC-LAN and UNIX enterprise storage markets," continued Eeg.

COMPANY PROFILES

     Artecon has been an established supplier of open systems enterprise storage products in the UNIX marketplace since 1984. Since embarking on major development projects in 1991, its focus has been on world-class enterprise storage solutions with high-end features, modular architecture, ruggedized construction, and open systems standards. The Company's EXTREME product line includes NEBS (Network Equipment Building System)-certified, disaster-tolerant RAID systems for telco Central Office and Internet applications. For more information, contact Artecon at 6305 El Camino Real, Carlsbad, CA 92009, 800-872-2783, or visit http://www.artecon.com.

     Founded in 1985, Storage Dimensions designs, manufactures, markets, and supports a broad family of disk and tape storage systems designed to satisfy the high-performance, fault-tolerance, and high-availability requirements of the PC-LAN market. The Company, which focuses on reducing the life-cycle cost of ownership of network storage, also develops and supports selected products for the UNIX market. Storage Dimensions' products are sold through its own field sales force in combination with multi-tiered distribution channels. For more information, contact Storage Dimensions at 1656 McCarthy Boulevard, Milpitas, CA 95035, 408-954-0710, or visit http://www.storagedimensions.com.

This press release contains forward-looking statements. These forward-looking statements include statements about expectations relating to the merger of Storage Dimensions and Artecon and the resulting benefits in improved product development, service, and support; improved shareholder value; increased size and worldwide coverage of sales force resulting in incremental sales; incremental sales resulting from selling an expanded product line to


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the existing customer bases; and reduced costs resulting from economies of scale. Actual results may differ materially due to factors including, but not limited to: the ability to consummate the combination of Storage Dimensions and Artecon; the combined company's ability to retain and restructure qualified sales and other key personnel through the merger; the combined company's ability to develop and ship products leveraging the developments of the individual entities; the combined company's ability to negotiate reduced disk drive pricing due to increased volumes; the impact of competitive products and pricing; and the fluctuating demand for PC-LAN and UNIX server products in general and storage systems in particular. These and other risks are described in more detail in the Company's filings made with the Securities and Exchange Commission which may be accessed on the World Wide Web at http://www.sec.gov.

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